SAGE LIFE ASSURANCE COMPANY OF NEW YORK

         Resolutions Establishing The Sage Variable Annuity Account A-NY

The Undersigned, being all of the members of the Board of Directors of Sage Life Assurance of New York (the "Company"), a New York corporation, do hereby unanimously adopt the following resolutions as the Resolutions of the Board of Directors of the Company:

RESOLVED, that the Board of Directors of the Company, hereby establishes a separate account, pursuant to the provisions of N.Y. Ins. Law Section 4240, designated The Sage Variable Annuity Account A-NY (hereinafter the "Variable Account"), for the following use and purposes, and subject to such conditions as hereinafter set forth; and

FURTHER RESOLVED, that the Variable Account is established for the purpose of providing for the issuance by the Company of certain variable annuity contracts (the "Contracts"), and shall constitute a funding medium to support reserves under such Contracts issued by the Company; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the Variable Account shall be credited to or charged against the Variable Account, without regard to other income, gains or losses of the Company; and

FURTHER RESOLVED, that the portion of the assets of the Variable Account not exceeding the reserves and other liabilities under the Contracts with respect to the Variable Account shall not be charged with liabilities arising out of any other business of the Company; and

FURTHER RESOLVED, that the Variable Account shall be divided into investment subaccounts (the "Subaccounts"), each of which shall invest in the shares of a mutual fund portfolio, and net payments under the Contracts shall be allocated in accordance with instructions received from owners of the Contracts; and

FURTHER RESOLVED, that the President, Chief Executive Officer and Chief Financial Officer (hereafter, the "empowered officers") and each of them, with


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full power to act  without  the  others,  be,  and they  hereby  are,  severally authorized to add or remove any Subaccount of the Variable Account or add or remove any mutual fund portfolio as may hereafter be deemed necessary or appropriate; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized from assets allocated to each Subaccount of the Variable Account shall be credited to or charged against such Subaccount of the Variable Account, without regard to other income, gains or losses of any other Subaccount of the Variable Account; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in the Variable Account or in any Subaccount thereof or in any mutual fund portfolio as may be deemed necessary or appropriate to facilitate the commencement of the Variable
Account's and/or the mutual fund portfolios operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940, as amended (the "1940 Act"); and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time from the Company's general account to the Variable Account, or from the Variable Account to the general account, as deemed necessary or appropriate and consistent with the terms of the Contracts and, subject to any approvals required by the New York Superintendent of Insurance; and

FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of the Variable Account hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) register the Variable Account as a unit investment trust under the 1940 Act; (b) register the Contracts under the Securities Act of 1933 (the "1933 Act"); and (c) take all other actions that are necessary in connection with the offering of the Contracts for sale and the operation of the Variable Account in order to comply with the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934 and other applicable Federal laws, including the filing of any registration statements, any undertakings, no-action requests, consents, applications for exemptions from the 1940 Act or other applicable federal laws, and any amendments to the foregoing as the empowered officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account, and by the Company as sponsor and depositor, a Notification of Registration on Form N-8A, a registration statement on Form N-4


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registering the Variable Account as an investment company under the 1940 Act and registering the Contracts under the 1933 Act, and any and all amendments to the foregoing on behalf of the Variable Account and the Company and on behalf of and as attorneys-in-fact for the empowered officers and/or any other officer of the Company; and

FURTHER RESOLVED, that James F. Bronsdon, Vice President (and any successor to such position), is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, are severally authorized on behalf of the Variable Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of New York, and in connection therewith to prepare, execute, deliver and file all such applications, requests, undertakings, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the officers or legal counsel deem it to be in the best interests of the Variable Account and the Company; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of the Variable Account and the Company to prepare and file with the Superintendent of Insurance of New York a Plan of Operations for the Variable Account in compliance with the insurance laws and regulations of New York; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, be, and hereby are, severally authorized to establish procedures under which the Company will provide voting rights for owners of the Contracts with respect to securities owned by the Variable Account; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, are hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with a qualified entity under which such entity will be appointed principal underwriter and distributor for the Contracts, (ii) with one or more qualified entities to provide administrative services in connection with the establishment and maintenance of the Variable Account and the administration of the Contracts, and
(iii) with the designated mutual fund portfolios and/or the principal underwriter and distributor of such mutual fund portfolios for the purchase and redemption of portfolio shares; and

FURTHER RESOLVED, that the empowered officers and each of them, with full power to act without the others, are hereby severally authorized to execute and


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deliver such  agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.